                                                                    EXHIBIT 10.4



                            DATED 9TH DECEMBER, 1999






                            SMARTIRE EUROPE LIMITED
                                       AND
                               IAN ROBERT BATEMAN



                           --------------------------

                                SERVICE AGREEMENT

                           --------------------------




                                HAMMOND SUDDARDS
                               7 Devonshire Square
                                 Cutlers Gardens
                                     London
                                    EC2M 4YH

                               Tel: 0207 655 1000
                               Fax: 0207 655 1001

1 THIS DEED is made on 9 th December 1999

BETWEEN:

(1) SMARTIRE EUROPE LIMITED (Company No. 351661) whose registered office is situated at 7 Devonshire Square, Cutlers Gardens, London EC2M 4YH (the "COMPANY"); and

(2) IAN ROBERT BATEMAN of O'Deer O'Prey, The Green, Brightwalton, Berkshire, RG20 7BH (the "EXECUTIVE")

IT IS AGREED as follows:

         1.       INTERPRETATION

1.1      In this Agreement:

         (a)      "ASSOCIATED COMPANY" means:

                  (i) a subsidiary of the Company or of the Company's holding company; and

                  (ii) the holding company (as defined in section 736 Companies Act 1985) of the Company.

         (b)      "BOARD" means the board of directors of the Company;

         (c) "GROUP" means the Company and its associated companies for the time being and "GROUP COMPANY" means any one of them;

         (d)      "RECOGNISED INVESTMENT EXCHANGE" has the same meaning as in section 207 of the Financial Services Act 1986;

         (e) "SENIOR EMPLOYEE" means any person who works for the Company and earns in excess of L25,000 per annum;

         (f)      "SMARTIRE" means SmarTire Systems Inc. of British Columbia,
                  Canada.

         (g) "STAFF HANDBOOK" means the Company's generally applicable Staff Handbook as in force from time to time. On signing this Agreement, the Executive acknowledges that he has been provided with a current copy of the Staff Handbook and confirms that he accepts the terms and agrees to comply with the policies therein. For the avoidance of doubt, where there is a discrepancy between the terms of this Agreement and the general contractual terms and conditions in the Staff Handbook, the terms and conditions set out in this Agreement will prevail.

         (h) "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985; and

         (i) "WORKING DAY" means a day other than a Saturday, Sunday or bank or other public holiday in England.

1.2 References in this Agreement to a person include a body corporate and an unincorporated association of persons and references to a company include any body corporate.

1.3 Any reference in this Agreement to a statutory provision includes any statutory modification or re-enactment of it for the time being in force.

1.4      Clauses 1.1 to 1.3 above apply unless the contrary intention appears.

1.5      The headings in this Agreement do not affect its interpretation.

1.6 Where appropriate, references to the Executive include his personal representatives.

         2.       APPOINTMENT

         The Company shall employ the Executive and the Executive shall serve the Company from 1 August 1999 as Managing Director, or in such other capacity as SmarTire and the Executive may from time to time agree on the terms set out in this Agreement (the "Appointment"). The Executive's period of continuous service started on 16 February 1998.

         3.       DUTIES OF EXECUTIVE

3.1 The Executive shall use his best endeavours to promote and protect the interests of the Group and shall not do anything which is harmful to those interests.

3.2 The Executive shall diligently and faithfully perform such duties and exercise such powers as may from time to time be assigned or delegated to or vested in him by SmarTire and/or the Board. An outline of the primary responsibilities of the Executive at the date of this Agreement is attached at Schedule 1. SmarTire and/or the Board may also suspend all or any of the Executive's duties and powers for such periods and on such terms as it considers expedient (including a term that the Executive shall not attend at the premises of any Group Company and/or not perform any work on the Group's behalf) provided that those terms are appropriate to the Executive's status as a Director.

3.3 During the Appointment the Executive shall promptly give to the Board and/or SmarTire such information in connection with the affairs of the Group and with such matters relating to the Appointment as it shall require and shall comply with all proper instructions of the Board.

3.4 The Executive shall (unless prevented by ill-health or accident or otherwise directed by the Board and/or SmarTire) devote the whole of his time skill, ability and attention during normal business hours to the duties of the Appointment and such additional time as is necessary for the proper fulfilment of those duties. The Executive shall, without additional remuneration, work such hours (including at weekends) as are reasonably necessary in order for him to properly carry out his duties under this Agreement.

3.5 The Executive shall not accept any appointment to any office in relation to any body, whether corporate or not, (other than a Group Company) or directly or indirectly be interested in any manner in any other business except:

         (a) as holder or beneficial owner (for investment purposes only) of any class of securities in a company if those securities are listed or dealt in on a Recognised Investment Exchange and if the Executive (together with his spouse, children, parents and parents' issue) neither holds nor is beneficially interested in more than five per cent. of the securities of that class; or

         (b) with the consent in writing of SmarTire and/or the Board (such consent being in their absolute and sole discretion) which may be given subject to any terms or conditions which the Company requires.

3.6 The duties of the Appointment shall relate primarily to the United Kingdom at such places as the Company may from time to time reasonably require but shall extend to travel abroad (subject to the payment of proper expenses) when reasonably required by the Company for the proper performance of his duties.

3.7 Subject always to Clause 3.6 above, the Executive will normally be based at the Company's premises at 6 Berkshire Business Centre, Berkshire Drive, Thatcham, Berkshire, RG19 4EW.

         4.       REMUNERATION

4.1 The Company shall pay to the Executive a salary at the rate of L67,000 per annum.

4.2 The Executive's salary shall be reviewed by the SmarTire Board of Directors at the end of each Company financial year unless otherwise agreed, the first review to be on or about 1 August 2000, but without any obligation to increase the same.

4.3      The Executive's bonus provision shall be as set out in Schedule 2.

         5.       EXPENSES

         The Company shall reimburse the Executive (on production by him of such evidence as it may reasonably require) the amount of all travelling, hotel and other expenses properly and reasonably incurred by him in the discharge of his duties under this Agreement.

         6.       CAR

6.1 The Company shall provide the Executive with a car of a type from time to time mutually agreed upon between the Company and the Executive in accordance with Company policy as in force from time to time but of a quality reasonably appropriate to his status (in the reasonable opinion of the Board) for his use in the performance of his duties and, subject to any restrictions or conditions from time to time imposed by the Company, the Executive may use the car for his private purposes.

6.2 The Company shall pay all normal servicing, road tax, insurance and running expenses in relation to the car and all fuel expenses whether related to business or, subject to 6.1 above, such private use as the Board considers reasonable.

6.3 The Executive shall at the expense of the Company maintain the car in good running order, and shall observe the terms and conditions of the insurance policy relating to it and shall keep such records in relation to business use as may be necessary to satisfy any queries in relation thereto which may be raised by the Inland Revenue and the Executive shall be responsible for the payment of any taxes assessed on him for the use of the car.

6.4 As at the date of this Agreement the car provided to the Executive is a Saab 9.5, as delivered on 23 April 1998. The Company reserves the right in its absolute discretion to revise the policy in part or in whole at the date of termination of the existing lease in April 2000 in favour of a comparable car allowance.

6.5 The Executive shall inform the Company immediately if he is disqualified from holding a driving licence and this clause shall not apply during any period of disqualification or any period during which he is in receipt of benefits under the PHI scheme at Clause 7.1(c) below.

6.6 The Executive shall return the car, its keys and all associated documentation to the Company's registered office or such other location as the Company shall request immediately upon the termination of the Appointment (whether terminated lawfully or not) or at any other reasonable time, if so requested, for the purpose of inspection and/or maintenance. The Company shall be entitled to withhold any sums owing to the Executive on the termination of his Appointment in any way (whether lawfully or not) until this obligation is complied with.

         7.       BENEFIT SCHEMES

7.1 The Executive is entitled to membership of the following schemes (each referred to below as an "insurance scheme"):

         (a) a private medical expenses insurance scheme providing such cover for the Executive his wife and dependent children under the age of 18 as the Company may from time to time notify to him;

         (b) a life insurance scheme under which a lump sum benefit shall be payable on the Executive's death while the Appointment continues; the benefit shall be paid to such dependants of the Executive or other beneficiary as the trustees of the scheme select at their discretion, after considering any beneficiaries identified by the Executive in any expression of his wishes delivered to the trustees before his death. The benefit is equal to two times the Executive's basic annual salary at his death;

         (c) a long-term disability insurance scheme ("PHI") providing salary continuance for the Executive for such period and on such terms as the Company shall from time to time notify him.

7.2 Benefits under any insurance scheme shall be subject to the rules of the scheme and the terms of any applicable insurance policy and are conditional on the Executive complying with and satisfying any applicable requirements of the insurers. Copies of these rules and policies and particulars of the requirements as amended from time to time shall be provided to the Executive on request. The Company shall not have any liability to pay any benefit to the Executive under any insurance scheme unless it receives payment of the benefit from the insurer under the scheme.

7.3 Any insurance scheme which is provided for the Executive is also subject to the Company's right to alter the cover provided or any term of the scheme or to cease to provide (without replacement) the scheme at any time if in the opinion of the Board (after the Executive has been examined by a medical practitioner nominated by the insurers or by the Company) the state of health of the Executive is or becomes such that the Company is unable to insure the benefits under the scheme at the normal premiums applicable to a person of the Executive's age. In addition, the Executive shall be responsible for and shall indemnify the Company in respect of any taxation or statutory levy assessed upon him in respect of any benefits he receives under any insurance scheme cover provided for him by the Company.

         8.       MEDICAL AND SICKNESS

8.1 The Executive shall be paid in full during any period of absence from work due to sickness or injury not exceeding 60 Working Days (in aggregate) in any period of 12 consecutive months subject to the provisions of Clause 13 and to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence if required by the Company. The Executive's salary during any period of absence due to sickness or injury shall be inclusive of any statutory sick pay to which he is entitled and the Company may deduct from his salary the amount of any social security benefits he may be entitled to receive.

8.2 In the case of prolonged or frequent absences the Company may require the Executive to be examined by a medical adviser nominated by the Company and the Executive consents to the medical adviser disclosing the results of the examination to the Company and shall provide the Company with such formal consents as may be necessary for this purpose in accordance with the Access to Medical Reports 1988 with a view to the Company establishing his likely future fitness for work.

8.3 If in the reasonable opinion of the Company, the Executive is incapable by reason of physical or mental health to carry out his duties under this Agreement the Executive may be suspended from carrying out those duties for so long as the Company in its discretion considers such ill health to continue subject to the remuneration provisions of Clause 8.1 above.

8.4 If the Executive is incapable of performing his duties by reason of injury sustained wholly or partly as a result of negligence, nuisance or breach of any statutory duty on the part of a third party and the Executive recovers any amount by way of compensation for loss of earnings from that third party, he shall pay to the Company a sum equal to the amount recovered or, if less, the amount paid to him by the Company under Clause 8.1 above in respect of the relevant period of absence as a result of that injury.

         9.       HOLIDAYS

9.1 The Executive shall be entitled to holidays in accordance with the provisions set out in the Staff Handbook for full-time employees.

9.2 The Executive may take his holiday at such time or times as may be agreed in advance with the Company (to ensure that the Executive's holiday does not unduly affect the operations of the Company).

9.3 The entitlement to holiday set out in Clause 9.1 above may be increased from time to time subject to the approval of the SmarTire Board of Directors.

         10.      CONFIDENTIAL INFORMATION

10.1 The Executive shall not (except with the prior written consent of the Board) make use of, publish or divulge to any person, and shall use all reasonable endeavours to prevent the use, publication or disclosure of, any information of a confidential or secret nature:

         (a) concerning the business of the Company or any Group Company and which comes to his knowledge during the course of or in connection with his employment or his holding any office within the Group from any source within the Company or any Group Company: or

         (b) concerning the business of any person having dealings with the Company or any Group Company and which is obtained directly or indirectly in circumstances in which the Company or any Group Company is subject to a duty of confidentiality in relation to that information.

10.2 In relation to Clause 10.1 above, the Company specifically, but without limitation, draws to the Executive's attention the confidential nature of information relating to:-

         (a) the business methods, corporate plans, management systems, finances, new business opportunities or development projects of any Group Company; or

         (b) the marketing or sales of any past or present or future products, goods or services of any Group Company including but not limited to customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and other professional materials; or

         (c) future projects, business development or planning, commercial relationships and negotiations; or

         (d) any trade secrets or other information relating to the provision of any product or service of any Group Company; or

         (e) methods of manufacturing, storing, distributing and labeling any products manufactured by any Group Company; or

         (f) any other information specifically identified by the Company as confidential from time to time or known to the Executive as being held by the Company or any Group Company under a duty of confidentiality to a third party, in either case coming to his attention in the course of or for the purposes of his duties under this Agreement.

10.3     This clause shall not apply to information which is:

         (a) used or disclosed in the proper performance of the Executive's duties or with the prior written consent of the Company;

         (b) ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law; or

         (c) in the public domain, other than directly or indirectly by reason of the act or default of the Executive.

10.4     In relation to information of a confidential nature the Executive:

         (a) shall notify the Company immediately upon discovery of any unauthorised use or disclosure of such information and shall actively assist the Company in every reasonable manner to aid the Company to regain possession of such information and prevent all such further use;

         (b) the Executive shall return all originals, copies, reproductions and summaries of or relating to such information at the request of the Company or, on the Company's instructions, ensure destruction of the same.

10.5 The Executive shall not other than with the approval of the Board make or issue any press, radio or television statement or publish or submit for publication any letter or article relating directly or indirectly to the business or affairs of the Company, nor will the Executive encourage, assist or procure any other person, firm or Company to do anything, if done by him, which would be in breach of this sub-clause.

10.6 This Clause shall continue to apply after the termination of the Appointment (whether terminated lawfully or not) without limit of time.

         11.      INTELLECTUAL PROPERTY

11.1 In this Clause 11 "Intellectual Property Rights" means a formula, process, invention, improvement, utility model, trade mark, service mark, business name, copyright, design right, patent, know-how, trade secret and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) which:

         (a) relates to or is useful in connection with the business or any product or service of a Group Company; and

         (b) is invented, developed, created or acquired by the Executive (whether alone or jointly with any other person) during the period of the Appointment.

11.2 Subject to the provisions of the Patents Act 1977, the entire interest of the Executive in any Intellectual Property Right shall, as between the Executive and the Company, become the property of the Company as absolute beneficial owner without any payment to the Executive for it.

11.3 The Executive shall promptly communicate in confidence to the Company full particulars of any Intellectual Property Right (whether or not it is vested in the Company pursuant to Clause 11.2 above or otherwise) and the Executive shall not use, disclose to any person or exploit any Intellectual Property Right belonging to the Company without the prior written consent of the Company.

11.4 With respect to any Intellectual Property Right which is not vested in the Company pursuant to Clause 11.2 above or otherwise, the Executive shall negotiate in good faith with the Company with a view to the Company acquiring all the Executive's right, title and interest in that Intellectual Property Right and, unless the Company has declined in writing to negotiate or acquire such Intellectual Property Right, the Executive shall not jeopardise the grant of any registration in respect of that Intellectual Property Right by any public or non-confidential disclosure for a period of three months from the date on which full particulars of it are communicated to the Company.

11.5 The Executive shall, at the request and expense of the Company, prepare and execute such instruments and do such other acts and things as may be necessary or desirable to enable the Company or its nominee to obtain protection of any Intellectual Property Right vested in the Company in such parts of the world as may be specified by the Company or its nominee and to enable the Company to exploit any Intellectual Property Right vested in the Company to best advantage.

11.6 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

11.7 The Executive hereby waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any act of the Company and any act of a third party done with the Company's authority in relation to any Intellectual Property Right which is or becomes the property of the Company.

11.8 The obligations of the Executive under Clauses 11.2 to 11.7 above shall continue to apply after the termination of the Appointment (whether terminated lawfully or not). Each of those obligations is enforceable independently of each of the others and its validity shall not be affected if any of the others are unenforceable to any extent.

         12.      CODES OF CONDUCT AND DISCIPLINARY AND GRIEVANCE PROCEDURES

12.1 The Executive shall not directly or indirectly accept any commission, rebate, discount or gratuity, in cash or in kind, from any person who has or is likely to have a business relationship with any Group Company.

12.2 The Executive shall comply with all codes of conduct from time to time adopted by the Board and with all proper standards of corporate governance.

12.3 The Company's usual disciplinary procedure does not apply to the Executive. Any disciplinary hearing will usually be heard by a SmarTire Director. If the Executive seeks to appeal against any disciplinary action taken against him, he should do so to the SmarTire Board submitting written grounds for his appeal within seven days of the action appealed against.

12.4 If the Executive has a grievance in relation to his employment he may apply in writing to the SmarTire Board who will afford the Executive the opportunity of a hearing before the SmarTire Board or a committee of the SmarTire Board whose decision shall be final.

         13.      TERMINATION OF APPOINTMENT

13.1 Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice of such intention to terminate. The Company may terminate this agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause, the Company, at its option, will either (a) continue to pay the salary under Clause 4.1 and provide the benefits under Clauses 6 and 7 until one year from the date of termination or (b) pay one year's salary under Clause 4.1 in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment, and may be exercised for a period of 30 days only after vesting.

13.2 Any payments made by the Company to the Executive upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash installments over one year, or in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Manager pursuant to Section 13 hereof shall be made in full, irrespective of the amount of the term remaining under this Agreement.

13.2     If the Executive:

         (a) becomes of unsound mind or is, or may be, suffering from mental disorder and either:

                  (i) he is admitted to hospital for treatment under the Mental Health Act 1983; or

                  (ii) an order is made by any competent court for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

         (b) is unable to perform his duties by reason of ill-health, accident or otherwise for a period or periods aggregating to at least 60 Working Days in any period of 12 months;

         (c) fails or neglects efficiently and diligently to discharge his duties or is guilty of any material breach of his obligations under this Agreement (including any consent granted under it); or

         (d) refuses to accept any changes in his Executive responsibilities, duties or status from time to time as reasonably determined by the Company provided that any such changes will not affect his remuneration (including bonus) or seniority; or

         (e) is guilty of any serious breach or non-observance of any of the provisions of this Agreement or directions of the Board or SmarTire Board or continues after written warning to be guilty of any continued or successive breaches or nonobservance of any such provisions or directions or any other conduct which affects or is likely to affect prejudicially the interests of the Company, SmarTire or the Group or is convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or

         (f) makes a statement, promise or forecast which he knows to be misleading, false or deceptive or dishonestly conceals any material facts, or recklessly makes (dishonestly or otherwise) a statement, promise or forecast which is misleading, false or deceptive in relation to the affairs of the Company or any Group Company; or

         (g) becomes bankrupt or makes any arrangement or composition with his creditors; or

         (h) is disqualified from being a director of any company by reason of an order made by any competent court; or

         (i) carries out or neglects to carry out any action which in the reasonable opinion of the Company may seriously damage the interests of the Company or SmarTire or is willfully or negligently guilty of any breach or non-observance of any code of conduct, rule or regulation referred to in Clause 12.2 and such breach has actually or potentially a material adverse effect on the Company or the Group, and/or the business of the Company or the Group and/or on the ability of the Executive to properly carry out the terms of this Appointment; or

         (j) commits any act of deliberate discrimination or harassment on grounds of race, sex or disability; or

         (k) is, in the reasonable opinion of the Company, unable at any time properly to discharge his duties under this Agreement due to the effects of drugs or alcohol; or

         (1) commits any other act warranting summary termination at common law including (but not limited to) any act justifying dismissal with immediate effect in the terms of the Company's generally-applicable Disciplinary Rules as laid out in the staff handbook (receipt of which the Executive hereby acknowledges).

         the Company may (whether or not any notice of termination has been given under Clause 13.1 above) by written notice to the Executive terminate the Appointment with immediate effect.

13.3 Any delay or forbearance by the Company in exercising its right of termination shall not constitute a waiver of it.

13.4 During any period of notice of termination of the Appointment (whether or not such notice has been given by the Company or the Executive) the Company may require the Executive to take any holiday to which the Executive is entitled under Clause 9 above at such time or times as the Company may decide.

13.5 Clause 13.1 above does not limit the rights of the Company to suspend any of the Executive's duties and powers under Clause 3.2 above during any period after notice of termination of the Appointment has been given by either party and in particular (without limitation) the Company may exercise this right where the Executive leaves the Company's employment in circumstances where it is reasonable for the Board to believe that he shall be interested or concerned in a business, company or firm carrying on, or about to commence, a business which is, or is likely to be, competitive with any part of the business of any Group Company with which the Executive was engaged or concerned in the previous 12 months before the suspension started. In addition or alternatively, the Company may during the whole or any part of such period of notice require the Executive to perform duties (including any modified duties arising from an exercise by the Company of its rights under Clause 3.2 above) at such locations as the Company may require consistent with Clause 3.6 above. Throughout any such period of suspension the Executive's salary, and other benefits to which he is entitled under this Agreement shall continue to be paid or provided by the Company and during such time, the Executive acknowledges that his duties of confidentiality and good faith continue to apply and that he is not permitted to work for any other person, firm, client, corporation or on his own behalf without the Company's prior written permission (which is not to be unreasonably withheld). At any time during such period the Executive shall, at the request of the Company, immediately resign without claim for compensation from his office as a Director of the Company and any Group Company and from any other office held by him in the Company or any Group Company.

13.6 On the termination of the Appointment in any way (whether lawfully or otherwise) the Executive shall immediately deliver to the Company or its authorized representative all property in his possession, custody or under his control belonging to any Group Company including (but not limited to) business cards, credit and charge cards, security and computer passes, original and copy documents or other media on which information is held in his possession relating to the business or affairs of any Group Company, without keeping any copies, notes or extracts thereof. The Company may withhold any sums owing to the Executive on the termination of his employment until the obligations in Clause 13.6 have been complied with.

13.7 The Executive hereby agrees that he will not at any time after the termination of the Appointment in any way (whether lawfully or otherwise) either personally or by his agent, directly or indirectly represent himself as being in any way still connected with or interested in the business of the Company or any Group Company.

         14.      PROTECTIVE COVENANTS

14.1     For the purposes of this clause:

         (a) "Termination Date" means the date of termination of the Appointment.

         (b) references to a Group Company include its successors in business where the succession occurs after the Termination Date.

14.2 The Executive covenants with the Company (for itself and as trustee for each Group Company but only whilst it remains a Group Company) that he shall not for a period of 6 months after the Termination Date be concerned in any business within the United Kingdom which is competitive with any business carried on by the Company or a Group Company and with which the Executive was actively involved during the course of the 12 months immediately preceding the Termination Date and in particular any tyre monitoring business provided by the Company or any of its Group Companies (all of which is hereinafter referred to as the "Restricted Business"). For this purpose the Executive is concerned in a business if (without limitation):-

         (a)      he carries it on as principal or agent; or

         (b) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business;

         disregarding any financial interest of a person in securities which are listed or dealt in on any Recognised Investment Exchange if that person, the Executive and any person connected with him (within the meaning of Section 839 of the Income and Corporation Taxes Act 1988) are interested in securities which amount to less than five per cent of the issued securities of that class and which, in all circumstances, carry less than five per cent of the voting rights (if any) attaching to the issued securities of that class.

14.3 The Executive covenants with the Company (for itself and as trustee for each Group Company) that he shall not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 6 months after the Termination Date within the United Kingdom canvass or solicit business or custom from any customer or client of the Company or a Group Company with whom the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date.

14.4 The Executive covenants with the Company (for itself and as trustee for each Group Company) that he shall not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 6 months after the Termination Date within the United Kingdom induce or attempt to induce any supplier of the Company or a Group Company, with whom the Executive was actively involved in the last 12 months of his employment to cease to supply, or to restrict or vary the terms of supply to, the

         Company or the Group Company or otherwise interfere with the relationship between such a supplier and the Company or the Group Company.

14.5 The Executive covenants with the Company (for itself and as trustee for each Group Company) that he will not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 6 months after the Termination Date induce or attempt to induce any person who was a Senior Employee of the Company or Group Company at the Termination Date, and with whom the Executive had material dealings in the course of the last 12 months of his employment, to leave the employment of the Company or Group Company (whether or not this would be a breach of contract by the Senior Employee) with a view to that Senior Employee providing to another person, firm or company services similar to and competitive with those he/she had provided to the Company or Group Company in the 6 months preceding his/her departure.

14.6 The Executive covenants with the Company (for itself and as trustee for each Group Company) that he will not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 3 months after the Termination Date deal with or accept orders from any customer or client of the Company or a Group Company as is referred to in Clause 14.3 above in respect of the Restricted Business.

14.7 The Executive covenants with the Company (for itself and as trustee for each Group Company) that he will not encourage, assist or procure any other person, firm or company to do anything which, if done by him, would be in breach of any of Clauses 14.2 to 14.6 above.

14.8 Each of the restrictions in each sub-clause in this Clause 14 above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

14.9 The Executive acknowledges that the provisions of this Clause 14 are no more extensive than is reasonable to protect the legitimate business interests of the Company and the Group, and further that the effect of those provisions is not such as to prevent the Executive from earning a living.

         15.      GENERAL

15.1 As from the effective date of the Appointment the Executive acknowledges and warrants that all other Agreements or arrangements between the Executive and any Group Company relating to the employment of the Executive shall cease to have effect and accordingly any sum or sums paid to the Executive by way of remuneration or other benefit under any such other Agreements or arrangements in respect of any periods since that date shall be deemed to have been received by the Executive on account of the relevant amounts payable to him under this Agreement.

15.2 This Agreement shall be governed by and construed in accordance with English law.

15.3 No collective agreement forms any part of the Executive's contract of employment.

         16.      NOTICES

16.1 Any notice or other document to be served under this Agreement shall, in the case of the Company, be delivered or sent by first class post or telex or facsimile process to the Company at its registered office for the time being and, in the case of the Executive, shall be delivered to him or sent by first class post to his usual or last known place of residence.

16.2     Any such notice or other document shall be deemed to have been served:

         (a)      if delivered, at the time of delivery;

         (b) if posted, at 10.00 a.m. on the second Working Day after it was put into the post]; or

         (c) if sent by telex or facsimile process, at the expiration of two hours after the time of despatch, if despatched before
                  5.00 p.m. on any Working Day, and in any other case at 10.00 a.m. on the Working Day following the date of despatch.



16.3 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter or that the telex or facsimile message was properly addressed and despatched as the case may be.


IN WITNESS of which this deed has been executed and has been delivered on the first date which appears on page 1.


EXECUTED as a deed by the Company acting by: )
                                             )
                                             )
and                                          )
                                             )



/s/ W. A. PAGE
 ............................................
Director



/s/ ROBERT RUDMAN
 ............................................
Director/Secretary



                                             )
SIGNED as a deed by the Executive            )
                                             )    /s/ IAN BATEMAN
in the presence of:                          )

/s/ NIGEL HAMMOND
 ............................................
Witness signature



NIGEL HAMMOND
 ............................................
Name



48 Woodley Close
 ............................................


Abingdon, Oxon.
 ............................................
Address

                                   SCHEDULE I

                      EXECUTIVE'S PRIMARY RESPONSIBILITIES



1. The Executive will be expected as part of his duties to create value for SmarTire's shareholders by leading and managing the European Operations of the Company.

2. The Executive shall be responsible for the management of the European Operations of SmarTire including the development and execution of business plans, marketing strategies, sales and financial objectives for the Company. The Executive is responsible for providing regular reports to SmarTire which measure the Company's progress towards achieving defined goals and objectives and define actions to address issues. The Executive is responsible for the development of the European organization structure, staffing and operations to achieve the Company's business plan and financial objectives. The Executive shall work with SmarTire management to assist in defining and completing corporate objectives as may be determined. The Executive shall report to the President and Chief Operating Officer of SmarTire.

                                   SCHEDULE 2

                          EXECUTIVE'S BONUS PROVISIONS



1. The Executive shall be entitled to be considered for a performance related bonus wholly at the discretion of the SmarTire Board of Directors. The bonus payments shall be calculated by the SmarTire Board of Directors in accordance with certain criteria to be set by the SmarTire Board of Directors as the SmarTire Board of Directors may from time to time notify the Executive, but without any obligation on the part of the SmarTire Board of Directors to award any bonus payment.

2. In any year in which a bonus payment is approved by the SmarTire Board of Directors, the bonus payment will be made within four months of the publication of the annual accounts for the relevant year.

3. Subject to the commencement of the SmarTire's "Incentive Compensation Plan" (the "Plan"), the Executive's bonus provisions will be governed by the Plan and the arrangements in paragraph 1 of this Schedule will cease to apply. As and when the Plan receives formal approval from the SmarTire Board of Directors the Executive will receive full details of the Plan and how it applies to him.